ASSIGNMENT OF LICENSE AGREEMENT


     FOR VALUE RECEIVED, Michael Kirsh ("Assignor"), for good and valuable consideration, does hereby sell, assign, and transfer to Supplife.com Inc., a Washington corporation ("Assignee"), all of the rights, title and interest of Assignor and delegates to Assignee all of the duties of Assignor under that certain License Agreement dated November 14, 2000 by and between Assignor and Vitamineralherb.com Corp., a Nevada Corporation, a true copy of which is annexed hereto and made a part hereof.

     Assignor represents that the annexed contract is a valid and binding agreement in all respects, is assignable and the duties hereunder delegable, and that this assignment and delegation is a valid exercise of the Assignor's rights.

     Assignee hereby assumes and agrees to perform all of Assignor's obligations under the annexed contract. Assignee shall defend, indemnify and hold harmless Assignor, from and against any claim, liability and expense which Assignee may incur (including without limitation attorneys fees and litigation expenses) that arises out of Assignee's performance of, or failure to perform, such contract.


Dated this 14th day of November, 2000.


ASSIGNOR:                                          ASSIGNEE:

                                                   Supplife.com  Inc.


   /s/  Michael  Kirsh                                /s/  Marie  Gruson
-----------------------------                      -----------------------------
Michael  Kirsh                                     Marie  Gruson,  President


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